Exhibit 99.1

CONTACTS:	Dennis M. Oates	June Filingeri
	Chairman,	President
	President and CEO	Comm-Partners LLC
	(412) 257-7609	(203) 972-0186

FOR IMMEDIATE RELEASE

UNIVERSAL STAINLESS REPORTS IMPROVED FIRST QUARTER 2021 RESULTS

•	Q1 2021 Sales rise 18.2% sequentially to $37.0 million; Premium alloy sales up 26.6% from Q4 2020

•	Q1 2021 Net Loss is $4.5 million, or $0.51 per diluted share; Net loss is $2.6 million, or $0.29 per diluted share, excluding $2.6 million (pre-tax) of fixed cost absorption charges

•	Q1 2021 Adjusted EBITDA is $2.1 million; EBITDA is a loss of $0.7 million

•	Quarter-end Backlog increases 21.0% to $58.0 million versus $48.0 million at end of Q4 2020

BRIDGEVILLE, PA, April 21, 2021 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) today reported net sales for the first quarter of 2021 of $37.0 million, an increase of 18.2% from $31.3 million in the fourth quarter of 2020, although 36.7% lower than $58.5 million in the first quarter of 2020.

Sales of premium alloys in the first quarter of 2021 were $7.6 million, or 20.4% of sales, an increase of 26.6% from $6.0 million, or 19.1% of sales, in the fourth quarter of 2020, and down slightly from $7.7 million, or 13.1% of sales, in the first quarter of 2020.

Chairman, President and CEO Dennis Oates commented: “We expected gradual improvement in activity levels in 2021, but our first quarter results point to even better momentum in end market demand, accompanied by a healthy pace of order entry and backlog growth for Universal.

“With the exception of General Industrial, all of our end markets reported double-digit sequential sales growth in the quarter. In total, our first quarter sales increased 18% sequentially including nearly 27% higher premium alloy sales, driven by strong aerospace demand especially for defense, and 36% higher tool steel sales for industrial and automotive applications.

“In the aerospace end market, we saw easing of destocking in the supply chain, coupled with accelerated rates of air travel. The prospects for recovery in the commercial aerospace market in 2021 remain intact.

“We have continued to align spending to current forecasted revenue and operating levels while we control working capital. Semi-fixed spending at our production facilities and general and administrative costs are down considerably year-over-year, thanks to our cost reduction efforts.

“A major strategic initiative for us in 2021 is capital investment in our premium alloy production assets, including adding a vacuum arc remelt furnace and an 18-ton crucible to expand our capabilities and reduce costs. These projects are on schedule for commissioning by the end of the year.”

Mr. Oates concluded: “Amid continuing recovery from the Covid pandemic, we have started 2021 on a positive footing. With the continued dedication of our team, the support of our customers and our commitment to providing critical products to our markets, we are focused on making further progress during the course of the year.”

Quarterly Results of Operations

The Company’s gross margin for the first quarter of 2021 approached breakeven with a loss of $0.2 million, or (0.7%) of sales, compared with a loss of $5.1 million, or (16.2%) of sales, in the fourth quarter of 2020, and a gross margin of $4.9 million, or 8.4% of sales, in the first quarter of 2020. First quarter gross margin included $2.6 million of fixed cost absorption charges, down from the $3.8 million incurred in the fourth quarter of 2020.

Selling, general and administrative expenses were $5.2 million, or 14.1% of sales, in the first quarter of 2021, compared with $4.2 million, or 13.4% of sales, in the fourth quarter of 2020, and $5.9 million, or 10.1% of sales, in the first quarter of 2020.

The net loss for the first quarter of 2021 was $4.5 million, or $0.51 per diluted share, compared with a net loss of $7.3 million, or $0.83 per diluted share, in the fourth quarter of 2020, and a net loss of $1.4 million, or $0.16 per diluted share, in the first quarter of 2020.

The Company’s EBITDA for the first quarter of 2021 was a loss of $0.7 million, compared with a loss of $3.9 million in the fourth quarter of 2020, and positive EBITDA of $4.0 million in the first quarter of 2020. First quarter 2021 adjusted EBITDA was $2.1 million.

Managed working capital was $112.3 million at March 31, 2021, compared with $114.1 million at December 31, 2020, and $152.7 million at the end of the first quarter of 2020. The Company lowered working capital in 2020 in response to low activity levels caused by the impact of the Covid-19 pandemic on its end markets. Inventory was $111.6 million at the end of the 2021 first quarter, in line with $111.4 million at December 31, 2020, and down from $146.8 million at the end of the 2020 first quarter.

Backlog (before surcharges) increased 21.0% to $58.0 million at March 31, 2021, compared with $48.0 million at December 31, 2020. Backlog was $110.7 million at the end of the first quarter of 2020.

The Company’s total debt at March 31, 2021 was $51.6 million, compared with $50.2 million at December 31, 2020, and $76.3 million at March 31, 2020. Total debt at March 31, 2021 includes a $10.0 million term note, issued on April 15, 2020 under the Paycheck Protection Program. The Company has applied for full forgiveness of the PPP term note.

As previously announced, the Company amended and restated its five-year $120 million asset-based lending (ABL) facility with PNC Bank, National Association, to enhance its financial flexibility. The new agreement includes a revolving credit facility of $105 million and increases the term loan facility to $15 million. In conjunction with this amendment, the Company repaid its $15 million note obligation that was established in connection with the acquisition of the North Jackson, OH facility.

Capital expenditures for the first quarter of 2021 totaled $2.7 million, compared with $0.7 million for the fourth quarter of 2020, and $4.0 million in the first quarter of 2020. The Company expects to increase capital expenditures in 2021 to approximately $11.0 million to support its strategic growth initiatives.

Conference Call and Webcast

The Company has scheduled a conference call for today, April 21st, at 10:00 a.m. (Eastern) to discuss first quarter 2021 results. Those wishing to listen to the live conference call via telephone should dial 706-679-0668, passcode 5986868. A simultaneous webcast will be available on the Company’s website at www.univstainless.com, and thereafter archived on the website through the end of the second quarter of 2021.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., established in 1994 and headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, nickel alloys, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, oil and gas, and heavy equipment manufacturing. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the Company’s ability to maintain its relationships with its significant customers and market segments; the Company’s response to competitive factors in its industry that may adversely affect the market for finished products manufactured by the Company or its customers; the Company’s ability to compete successfully with domestic and foreign producers of specialty steel products and products fashioned from alternative materials; changes in overall demand for the Company’s products and the prices at which the Company is able to sell its products in the aerospace industry, from which a substantial amount of our sales is derived; the Company’s ability to develop, commercialize, market and sell new applications and new products; the receipt, pricing and timing of future customer orders; the impact of changes in the Company’s product mix on the Company’s profitability; the Company’s ability to maintain the availability of raw materials and operating supplies with acceptable pricing; the availability and pricing of electricity, natural gas and other sources of energy that the Company needs for the manufacturing of its products; risks related to property, plant and equipment, including the Company’s reliance on the continuing operation of critical manufacturing equipment; the Company’s success in timely concluding collective bargaining agreements and avoiding strikes or work stoppages; the Company’s ability to attract and retain key personnel; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation matters; the Company’s ability to meet its debt service requirements and to comply with applicable financial covenants; the ultimate outcome of the Company’s PPP loan forgiveness application; risks associated with conducting business with suppliers and customers in foreign countries; public health issues, including COVID-19 and its uncertain impact on our facilities and operations and our customers and suppliers and the effectiveness of the Company’s actions taken in response to these risks; risks related to acquisitions that the Company may make; the Company’s ability to protect its information technology infrastructure against service interruptions, data corruption, cyber-based attacks or network security breaches; the impact on the Company’s effective tax rates from changes in tax rules, regulations and interpretations in the United States and other countries where it does business; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, copies of which are available from the SEC or may be obtained upon request from the Company.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These measures include earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA. We include these measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings (loss), is a relevant indicator of trends relating to cash generating activity of our operations. Adjusted EBITDA excludes the effect of share-based compensation expense and noted special items such as impairments and costs or income related to special events such as periods of low activity or insurance claims. We believe that excluding these costs provides a consistent comparison of the cash generating activity of our operations. We believe that EBITDA and Adjusted EBITDA are useful to investors as they facilitate a comparison of our operating performance to other companies who also use EBITDA and Adjusted EBITDA as supplemental operating measures. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measures. These non-GAAP measures may not be entirely comparable to similarly titled measures used by other companies due to potential differences among calculation methodologies. A reconciliation of these non-GAAP financial measures to their most directly comparable financial measure prepared in accordance with GAAP is included in the tables that follow.

[TABLES FOLLOW]

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

FINANCIAL HIGHLIGHTS

(Dollars in Thousands, Except Per Share Information)

(Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended
	March 31,
	2021	2020
Net sales	37,038	58,494
Cost of products sold	37,286	53,585

Gross margin	(248)	4,909
Selling, general and administrative expenses	5,231	5,908

Operating loss	(5,479)	(999)
Interest expense	494	896
Deferred financing amortization	56	56
Other expense (income), net	16	(17)

Loss before income taxes	(6,045)	(1,934)
Income taxes	(1,516)	(523)

Net loss	$(4,529)	$(1,411)

Net loss per common share - Basic	$(0.51)	$(0.16)

Net loss per common share - Diluted	$(0.51)	$(0.16)

Weighted average shares of common stock outstanding:
Basic	8,888,815	8,801,337
Diluted	8,888,815	8,801,337

MARKET SEGMENT INFORMATION

	Three months ended
	March 31,
Net Sales	2021	2020
Service centers	$25,844	$42,884
Original equipment manufacturers	4,795	5,695
Rerollers	3,793	5,105
Forgers	2,212	3,900
Conversion services and other	394	910

Total net sales	$37,038	$58,494

Tons shipped	7,048	10,120

MELT TYPE INFORMATION

	Three months ended
	March 31,
Net Sales	2021	2020
Specialty alloys	$29,091	$49,920
Premium alloys *	7,553	7,664
Conversion services and other sales	394	910

Total net sales	$37,038	$58,494

END MARKET INFORMATION **

	Three months ended
	March 31,
Net Sales	2021	2020
Aerospace	$22,227	$42,398
Power generation	1,199	2,217
Oil & gas	3,066	4,404
Heavy equipment	8,080	6,141
General industrial, conversion services and other	2,466	3,334

Total net sales	$37,038	$58,494

*	Premium alloys represent all vacuum induction melted (VIM) products.
**

The majority of our products are sold to service centers rather than the ultimate end market customers. The end market information in this press release is our estimate based upon our knowledge of our customers and the grade of material sold to them, which they will in-turn sell to the ultimate end market customer.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2021	2020
Assets
Cash	$423	$164
Accounts receivable, net	20,669	18,101
Inventory, net	111,596	111,380
Other current assets	7,177	7,471

Total current assets	139,865	137,116
Property, plant and equipment, net	163,693	164,983
Other long-term assets	1,079	947

Total assets	$304,637	$303,046

Liabilities and Stockholders’ Equity
Accounts payable	$19,151	$12,632
Accrued employment costs	3,087	1,826
Current portion of long-term debt	1,893	16,713
Other current liabilities	840	2,722

Total current liabilities	24,971	33,893
Long-term debt, net	49,672	33,471
Deferred income taxes	4,214	5,725
Other long-term liabilities, net	4,305	4,277

Total liabilities	83,162	77,366
Stockholders’ equity	221,475	225,680

Total liabilities and stockholders’ equity	$304,637	$303,046

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
	Three months ended March 31,
	2021	2020
Operating activities:
Net loss	$(4,529)	$(1,411)
Adjustments for non-cash items:
Depreciation and amortization	4,834	5,025
Deferred income tax	(1,518)	(525)
Share-based compensation expense	309	511
Changes in assets and liabilities:
Accounts receivable, net	(2,568)	(1,019)
Inventory, net	(639)	12
Accounts payable	6,149	(9,161)
Accrued employment costs	1,261	(687)
Income taxes	7	7
Other	(1,689)	(524)

Net cash provided by (used in) operating activities	1,617	(7,772)

Investing activity:
Capital expenditures	(2,683)	(4,042)

Net cash used in investing activity	(2,683)	(4,042)

Financing activities:
Borrowings under revolving credit facility	29,541	49,232
Payments on revolving credit facility	(20,820)	(34,872)
Proceeds from term loan facility	8,571	—
Payments on term loan facility, finance leases, and notes	(15,428)	(2,483)
Payments of financing costs	(539)	—

Net cash provided by financing activities	1,325	11,877

Net increase in cash	259	63
Cash at beginning of period	164	170

Cash at end of period	$423	$233

RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
	Three months ended March 31,
	2021	2020
Net loss	$(4,529)	$(1,411)
Interest expense	494	896
Income taxes	(1,516)	(523)
Depreciation and amortization	4,834	5,025

EBITDA	(717)	3,987
Share-based compensation expense	309	511
Fixed cost absorption direct charge	2,557	—

Adjusted EBITDA	$2,149	$4,498